Exhibit 99.1.

ENGLOBAL ANNOUNCES STRATEGIC ALLIANCE WITH COGGINS INTERNATIONAL

HOUSTON, TX, June 26, 2017 (MARKETWIRE) – ENGlobal Government Services, Inc., a subsidiary of ENGlobal (NASDAQ: ENG), a leading service provider for the U.S. Military for engineering and automation services, today announced that it has entered into a Strategic Alliance Agreement with Coggins International Corporation, a market leader in automation, training, IT and cybersecurity services. The Alliance of Coggins and ENGlobal Government Services, Inc. (EGS) enhances a complete set of skills for both companies in the areas of fuel supply chain automation along with IT systems for global U.S. Defense applications.

The combined expertise extends from EGS’ design, installation, and maintenance of Automated Fuel Handling Equipment (AFHE), Automated Tank Gauges (ATG), and Cybersecurity to Coggins’ complete systems engineering and integration services for enterprise-based Supervisory Control and Data Acquisition (SCADA) systems and Cybersecurity. Each company in its own right has gained a long and respected history in the important mission of supporting the U.S. Military with fuel supply chain related services.

“The complementary nature of expertise offered by Coggins and ENGlobal, together with the extensive history of each firm, should make for an exciting and successful alliance,” stated William A. Coskey, P.E., CEO of ENGlobal. “We greatly look forward to working with our new alliance partner on our important mission in supporting the U.S. Military fueling systems.”

“We are honored and thrilled by the formation of this new alliance with ENGlobal Government Services, which deeply broadens our turnkey Automation and Technology Solutions capabilities. The synergies between our organizations are unmatched for Defense SCADA and Automation applications, building on a rich history of working together,” said Keith Coggins, Chairman and Chief Technology Officer of Coggins International. “The future looks very bright as we collaborate to deliver world-class technologies, solutions and services to meet the unique needs of our customers.”

About ENGlobal

ENGlobal (Nasdaq: ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal’s Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within ENGlobal’s Engineering segment, ENGlobal Government Services, Inc. provides engineering, design, installation, operations, and maintenance of various government, public sector, and international facilities, specializing in turnkey automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

About Coggins International

Coggins International is a premier Automation and Technology Solutions Provider, headquartered in the Washington, DC area. An elite team of certified engineers, Information Technology (IT) professionals and instructors work hand-in-hand with customers and alliance partners to design, implement and deliver cutting-edge technologies, combined with world-class training and cybersecurity services. Well known throughout the Aviation, Defense and Energy industries for an unconditional Commitment to Excellence, Coggins International endeavors to earn its customer’s business every day, never taking it for granted!

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company’s expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ENGlobal’s filings with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT:

Mark A. Hess

Phone: (281) 878-1040

E-mail: ir@ENGlobal.com